EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Tix Corporation

We hereby consent to the incorporation by reference in the previously filed Registration Statement of Tix Corporation on Form S-8 (File No. 333-151675) of our report, dated March 12, 2009 appearing in this Annual Report on Form 10-K of Tix Corporation for the fiscal years ending December 31, 2008, 2007 and 2006.

WEINBERG & COMPANY, P.A.

Los Angeles, California
March 12, 2009